Exhibit 99.2

BY-LAW NO. 1

A by-law relating generally to the conduct of the affairs of 2400520 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario.

BE IT ENACTED AND IT IS HEREBY ENACTED a by-law of 2400520 ONTARIO INC. (hereinafter called the “Corporation”) as follows:

DIRECTORS

1. Quorum. A majority of the number of authorized directors shall constitute a quorum for the transaction of business at any meeting of directors, provided that if there is only one director, that director shall constitute a quorum and if there are two directors, both must be present to constitute a quorum.

2. Meetings. Meetings of directors and of any committee of directors may be held at any place within or outside Ontario and in any financial year a majority of the meetings of the board of directors need not be held at a place within Canada.

The Chair of the Board, if any, the President or any director of the Corporation may call a meeting of directors at such time and place as they may determine.

Notice of a meeting of directors shall be sent to each director not less than 48 hours before the time of the meeting; provided that meetings of the directors may be held at any time without notice if all the directors are present or if all the absent directors have waived notice. Notice of any meeting of directors or any irregularity in any meeting or in the notice thereof may be waived by any director before, during or after the meeting.

For the first meeting of directors to be held following the election of directors at a meeting of the shareholders, no notice of such meeting need be given in order for the meeting to be duly constituted, provided a quorum of the directors is present.

3. Voting. Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chair of the meeting shall not have a second or casting vote in addition to his or her original vote.

OFFICERS

4. Appointment of officers. The directors shall annually, or as often as may be required, designate such offices of the Corporation and appoint such officers as they may consider advisable. None of such officers, other than the Chair of the Board, if any, need be a director of the Corporation.

5. Duties of officers. The officers shall perform such duties as may be specified from time to time by the directors, or pursuant to a delegation of authority from the directors.

6. Removal of officers. All officers shall be subject to removal by the directors at any time, with or without cause.

SHAREHOLDERS

7. Meetings by telephonic or electronic means. If all the shareholders present at or participating in the meeting consent and if the Business Corporations Act, R.S.O. 1990, c. B-16 (the “Act”) so permits, any or all of the shareholders may participate in a meeting of the shareholders by means of such telephonic, electronic or other communications facilities as to permit all persons participating in the meeting to communicate with each other, simultaneously and instantaneously, and any shareholder participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the shareholders while such individual(s) continue to be a shareholder.

8. Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and, in case of an equality of votes, the chair of the meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder or proxy nominee.

For the purposes of subsection 100(2) of the Act, a shareholder whose name appears on a list prepared under subsection 100(1) of the Act is entitled to vote the shares shown opposite the shareholder’s name at the meeting to which the list relates.

9. Quorum. A quorum for any meeting of shareholders shall be one or more persons present and holding or representing by proxy not less than 25 per cent of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting.

GENERAL

10. Limitation of liability. No director, officer or employee shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error in judgment or oversight on such person’s part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or employment or in relation thereto, unless the same are occasioned by such person’s own negligence or wilful default; provided that nothing herein shall relieve any director, officer or employee from the duty to act in accordance with the Act or from liability for any breach thereof.

11. Indemnification. The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity provided:

(a)	the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interest of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds to believe that the individual’s conduct was lawful.

The Corporation shall advance moneys to an individual referred to in the above paragraph for the reasonable costs, charges and expenses incurred by such individual in connection with a proceeding referred to in the above paragraph. Such individual shall repay the moneys advanced by the Corporation if such individual does not fulfil the conditions set out in paragraphs (a) and (b) above.

The Corporation is authorized to enter into agreements evidencing its indemnity in favour of the foregoing individuals to the full extent permitted by law and may purchase and maintain insurance against the risk of its liability to indemnify pursuant to this provision.

12. Voting securities in other issuers. All securities of any other body corporate or issuer of securities held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate or issuer and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine.

13. Execution of contracts, etc. Contracts, documents or other instruments in writing requiring execution by the Corporation may be signed by any director or officer and all contracts, documents or other instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. Notwithstanding this provision, the directors are authorized from time to time, by resolution, to appoint any officer or officers, director or directors, or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

14. Financial year. The financial year of the Corporation shall terminate on such day in each year as the directors may from time to time by resolution determine.

15. Banking arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations and under such agreements, instructions and delegations of powers as the board, or the chair, president, chief financial officer or any executive vice-president and any one other officer, may from time to time prescribe, and the foregoing persons shall have the authority to appoint bankers, authorize facsimile signatures on cheques, authorize signing officers to sign, endorse or deposit cheques, bills of exchange and similar documents, and attend to any other matters related to the Corporation’s dealings with its bankers.

16. Effective date. This by-law shall become effective immediately upon its enactment by the directors, but is subject to confirmation or rejection at the next meeting of shareholders.

The undersigned certifies that the foregoing by-law was enacted by all the directors of the Corporation and confirmed by the sole shareholder of the Corporation entitled to vote at a meeting of shareholders on the 18th day of December, 2013.

Dated this 18th day of December, 2013.

Josiane-Mélanie Langlois
Secretary